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                       Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of our report dated July 22, 1998, on our audits of the financial statements of Cree, Inc. and subsidiaries, which is incorporated by reference herein and appears in Cree, Inc.'s Annual Report on Form 10-K for the year ended June 27, 1999. We also consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts."

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
January 13, 2000